UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2008

Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 28, 2008, James W. Cogdell, the Chairman of the Board of Directors (the “Board”) of Cogdell Spencer Inc. (the “Company”) elected to forego his Annual Salary (as such term is defined in that certain employment agreement, dated October 21, 2005, between the Company, Cogdell Spencer LP and Mr. Cogdell, which employment agreement was filed as an exhibit to the Company’s registration statement on Form S-11 on October 25, 2005 and is incorporated by reference herein) (the “Foregone Salary”) as of the partial fiscal year beginning April 1, 2008 through December 31, 2008, and continuing for each of the Company’s fiscal years during which Mr. Cogdell is employed by the Company. In lieu of receiving his Annual Salary, Mr. Cogdell shall be awarded long term incentive plan units (“LTIP Units”) in the Company’s operating partnership subsidiary, Cogdell Spencer LP, under the Company’s 2005 equity incentive plan, as follows: (1) for the period from April 1, 2008 through December 31, 2008 (the “2008 Period”), Mr. Cogdell shall be awarded a number of LTIP Units equal to (A) the Foregone Salary for the 2008 Period divided by (B) the closing price of the Company’s common stock on the New York Stock Exchange on May 28, 2008, and (2) for each of the Company’s fiscal years beginning on January 1, 2009 during which Mr. Cogdell is employed by the Company on a full time basis, Mr. Cogdell shall be awarded a number of LTIP Units equal to (A) the Foregone Salary for such fiscal year divided by (B) the closing price of the Company’s common stock on the New York Stock Exchange on December 31 of such fiscal year (or, to the extent that December 31 is not a trading day, the immediately preceding trading day). One-third of the LTIP Units awarded to Mr. Cogdell in respect of the 2008 Period shall vest immediately and one-third shall vest on July 1, 2008 and October 1, 2008. The LTIP Units awarded to Mr. Cogdell in respect of each of the Company’s fiscal years beginning on January 1, 2009 shall vest ratably on the first day of each fiscal quarter. Any LTIP Units that remain unvested upon the termination of Mr. Cogdell’s employment with the Company shall be forfeited.
The Company and Heidi M. Wilson agreed to the separation of her employment as Executive Vice President of the Company effective as of May 28, 2008. The Company and Ms. Wilson are currently negotiating the terms of a separation agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Frank C. Spencer
	Name:	Frank C. Spencer
	Title:	Chief Executive Officer and President

Date: June 3, 2008

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